______________________________________

                                 AMENDMENT NO. 1
                            Dated as of June 25, 2002
                                       to
                         POOLING AND SERVICING AGREEMENT
                           Dated as of October 1, 2001
                                      among
                   BEAR STEARNS ASSET BACKED SECURITIES, INC.,
                                    Depositor
                            EMC MORTGAGE CORPORATION,
                           Seller and Master Servicer
                                       and
                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                      Trustee and Securities Administrator
                     ______________________________________

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2001-AC2
                   ASSET-BACKED CERTIFICATES, SERIES 2001-AC2
                     ______________________________________

         THIS AMENDMENT NO. 1, dated as of June 25, 2002 (the "Amendment"), to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2001, among BEAR STEARNS ASSET BACKED SECURITIES, INC., a Delaware corporation, as depositor (the "Depositor"), EMC MORTGAGE CORPORATION, a Delaware corporation, as seller (the "Seller") and master servicer (the "Master Servicer") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee") and securities administrator (the "Securities Administrator").

                            W I T N E S S E T H

         WHEREAS, the Depositor, the Seller, the Master Servicer, the Trustee and the Securities Administrator entered into the Pooling and Servicing Agreement;

         WHEREAS, the Depositor, the Seller, the Master Servicer, the Trustee and the Securities Administrator desire to amend certain provisions of the Pooling and Servicing Agreement to evidence that the servicing rights with respect to certain of the Mortgage Loans and the Class P Certificate has been sold to CitiMortgage, Inc.

         WHEREAS, Section 11.01 of the Pooling and Servicing Agreement provides that the Pooling and Servicing Agreement may be amended by the Depositor, the Seller, the Master Servicer, the Trustee and the Securities Administrator without the consent of any of the Certificateholders to correct or supplement any provisions contained in the Pooling and Servicing Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Defined Terms.

         For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

         SECTION 2. The Amendments.

         (a) Section 1.01 of the Pooling and Servicing Agreement is hereby amended as follows:

                  (i) The following definitions are hereby added to Section 1.01 of the Pooling and Servicing Agreement:


                  "CITIMORTGAGE SUBSERVICING AGREEMENT: Shall mean the Subservicing Agreement, dated as of June 25, 2002, by and between the Master Servicer and CitiMortgage, Inc..

                  INDEMNIFIED PERSONS: The Trustee, the Master Servicer, and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

                  LENDER PAID MORTGAGE INSURANCE POLICY OR LPMI POLICY: A policy of mortgage guaranty insurance issued by an insurer meeting the requirements of Fannie Mae and Freddie Mac in which the servicer of the related Mortgage Loan is responsible for the payment of the LPMI Fee thereunder from amounts collected on the related Mortgage Loan.

                  LPMI Fee: Shall mean the fee payable to the insurer for each Mortgage Loan subject to a LPMI Policy as set forth in such LPMI Policy.

                  MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  MERS(R) SYSTEM: The system of recording transfers of Mortgages electronically maintained by MERS.

                  MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R)System.

                  MOM LOAN: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

                  (ii) The definition of "Insurance Policy" is hereby amended by adding the words "or LPMI Policy" after the word "policy" in the second line thereof.

                  (iii) Clause (i)(a) of the definition of "Interest Funds" is hereby amended by adding the words "and the LPMI Fee, if any" before the comma at the end thereof.

                  (iv) The definition of "Net Mortgage Rate" is hereby deleted in its entirety and replaced with the following:

                  "NET MORTGAGE RATE: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the sum of
                  (i) the related Servicing Fee Rate and (ii) the rate at which the LPMI Fee is calculated."

                  (v) The definition of "Prepayment Interest Shortfall" is hereby amended by adding the following at the end thereof:

                   "less the sum of (a) any Prepayment Charges, (b) the related Servicing Fee and (c) the LPMI Fee."

                  (vi) Clause (ii) of the definition of "Servicing Advances" is hereby amended by adding the following at the end thereof:

                  "and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS(R) System"

                  (vii) Clause (iv) of the definition of "Servicing Advances" is hereby amended by adding the words "and Section 3.11" after the words "Section 3.09" in the last line thereof.

                  (viii) The definition of "Subservicing Agreement" is hereby replaced in its entirety with the following:

                  "SUBSERVICING AGREEMENT: Any agreement (including, without limitation, the National City Subservicing Agreement and the CitiMortgage Subservicing Agreement) entered into between the Master Servicer and a subservicer with respect to the subservicing of any Mortgage Loan hereunder by such subservicer."

         (b) Clause (ii) of the fourth paragraph of Section 2.01 of the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

                  "(ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form),"

         (c) Clause (iii) of the fourth paragraph of Section 2.01 of the Pooling and Servicing Agreement is hereby amended by adding "unless the Mortgage Loan is a MOM Loan," at the beginning thereof.

         (d) The proviso contained in the fourth paragraph of Section 2.01 of the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

                  ; provided that the Seller need not cause to be recorded any assignment if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for Seller and its successor and assigns."

         (e) Section 2.01 of the Pooling and Servicing Agreement is hereby amended by adding the following paragraph to the end thereof:

                  "In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Seller further agrees that it will cause, at the Seller's own expense, on or before the Transfer Date (as defined in the CitiMortgage Subservicing Agreement), the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Seller to the Depositor and by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit any Subservicer or the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement. With respect to each Mortgage Loan serviced by CitiMortgage pursuant to the CitiMortgage Subservicing Agreement, the Seller shall notify MERS that CitiMortgage is to be added as servicer of record with respect thereto."

         (f) Clause (b) of Section 3.03 of the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

                  "(b) For purposes of this Agreement, the Master Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans (other than the National City Loans and any Mortgage Loans being serviced by CitiMortgage Inc. pursuant to the CitiMortgage Subservicing Agreement) that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Master Servicer."

         (g) Clause (b) of Section 4.01 of the Pooling and Servicing Agreement is hereby amended by adding the words "and CitiMortgage, Inc." in the parenthetical on the eighth line thereof.

         (h) Clause (b)(ii) of Section 4.01 of the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

                  "(ii) all payments on account of interest on the Mortgage Loans, adjusted to the Net Mortgage Rate;"

         (i) The proviso contained in the second to last paragraph of Section
4.02 of the Pooling and Servicing Agreement is hereby amended by adding "or on any Mortgage Loan being serviced by CitiMortgage, Inc. pursuant to the CitiMortgage Subservicing Agreement".

         (j) Clause (d) of Section 4.04 of the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

                  "(d) The Trustee shall deposit in the Distribution Account for inclusion in the Interest Funds and Principal Funds to be distributed to the Certificateholders in the related Distribution Date, all payments, collections and other recoveries received by it from National City with respect to the National City Loans and from CitiMortgage, Inc. with respect to any Mortgage Loans serviced by it pursuant to the CitiMortgage Subservicing Agreement during the related Due Period or Prepayment Period, as applicable, (which shall include all Principal Prepayments and Insurance Proceeds received after the related Prepayment Period by the Master Servicer or the Trustee, as applicable, which the Master Servicer deems to have been received during the related Prepayment Period)."

         (k) The first paragraph of Section 5.02 of the Pooling and Servicing Agreement is hereby amended by adding the words "or any Mortgage Loan being serviced by CitiMortgage, Inc. pursuant to the CitiMortgage Subservicing Agreement" in the parenthetical contained in the second line thereof.

         SECTION 3. Effect of Amendment.

         Upon execution of this Amendment, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Seller, the Master Servicer, the Depositor, the Trustee and the Securities Administrator shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes. Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

         SECTION 4. Binding Effect.

         The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Seller, the Master Servicer, the Depositor, the Trustee and the Securities Administrator.

         SECTION 5. Governing Law.

         This Amendment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

         SECTION 6. Severability of Provisions.

         If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

         SECTION 7. Section Headings.

         The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         SECTION 8. Counterparts.

         This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
                                             [signature pages follow]

         IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer, the Trustee and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                        BEAR STEARNS ASSET BACKED
                                        SECURITIES, INC.,
                                                 as Depositor

                                        By: /s/ Matthew Perkins
                                           ------------------------------------
                                        Name:   Matthew Perkins
                                        Title:  Vice President

                                        EMC MORTGAGE CORPORATION,
                                                 as Seller and Master Servicer

                                        By:/s/ Ralene Ruyle
                                           ------------------------------------
                                        Name:  Ralene Ruyle
                                        Title: President

                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                                 as Trustee and Securities
                                                 Administrator

                                        By:/s/ Brett Handelman
                                           ------------------------------------
                                        Name:  Brett Handelman
                                        Title: Vice President